EXHIBIT 10.14

Summary Sheet for Chief Executive Officer Compensation

Base Salary

The current base salary of Mark S. Gorder, the Chief Executive Officer of IntriCon Corporation (the “Company”) for fiscal 2005 is $275,000.

Plans and Other Arrangements

The Chief Executive Officer is also eligible to:

•	Participate in the 2001 Stock Option Plan; and
•	Participate in the Company’s broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, and qualified 401(k) plan.